Exhibit 4.7

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

授权委托书

Power of Attorney

本人隋杭，一位中国公民（身份证号为：[***]），于2024年9月23日签署本授权委托书，本授权委托书自签署之日起生效。本人在本授权委托书签署之日拥有武汉阿伦游网络信息发展有限公司（“公司”）注册资本人民币100,000元，占公司注册资本10%对应的股权权益。

I, Hang SUI, a Chinese citizen （ID No.: [***]）, executes this Power of Attorney on September 23, 2024, effective as of the date hereof. I hold the equity interests corresponding to the amount of RMB 100,000, accounting for 10% of the registered capital in Wuhan Alunyou Network Information Development Co., Ltd (the “Company”).

就本人现时和将来持有的公司的股权（下称“本人股权”），本人特此不可撤销地授权武汉木叶村网络科技有限公司（下称“武汉木叶村”，以及其继任者或取代武汉木叶村的清算人，如涉及）或其自主决定指定的人（包括但不限于武汉木叶村的董事）（与武汉木叶村一起，合称“受托人”）在本授权委托书的有效期内作为本人唯一的排他的代理人代表本人行使相关法律法规及公司章程就本人股权而享有的一切权利，包括但不限于如下权利（合称为“股东权利”）：

For the equity interests in the Company that are held by me now and will be held by me in the future (“My Shareholding”), I hereby irrevocably authorize Wuhan Muyecun Network Technology Co., Ltd. ( “Wuhan Muyecun “ , including its successors and liquidator in replacement of Wuhan Muyecun , if applicable) or its designee(s) to be appointed by it at its sole discretion (including without limitation any director of Wuhan Muyecun) (together with Wuhan Muyecun, the “Designee”) to represent me to exercise all rights concerning My Shareholding under applicable laws, regulations and the articles of association of the Company during the term of this Power of Attorney as my sole exclusive agent, including without limitation the following rights (collectively, the “Shareholder’s Rights”):

(a)	提议召开、召集及参加公司股东会；

Proposing to convene and attend shareholders’ meeting of the Company;

(b)	接收任何关于股东会召开和相关议事程序的通知；

Receiving any notice of the convening the shareholders’ meeting and related discussion procedure;

(c)	以本人的名义，代表本人以股东身份签署及交付任何书面决议；

Representing me in executing and delivering any written resolution as a shareholder on my behalf;

(d)	亲自或委派代表就股东会讨论的任何事项（包括但不限于出售、转让、抵押、质押或处置公司的任何或全部资产）进行投票表决；

Voting on any matters discussed in the shareholders’ meeting (including without limitation sale, transfer, mortgage, pledge or disposal of any or all assets of the Company) personally or by proxy;

(e)	出售、转让、质押或以其他方式处分本人在公司的任何或全部股权；

Selling, transferring, pledging or otherwise disposing of any or all equity interests in the Company held by me;

(f)	提名、选举、指定或任免公司的法定代表人、董事、总经理、财务总监、监事及其他高级管理人员；

Nominating, electing, designating or appointing and removing the legal representative, directors, general manager, chief financial officer, supervisors and other senior officers of the Company;

(g)	监督公司的经营绩效，批准公司年度预算或宣布分红，以及在任何时候查阅公司的财务信息；

Supervising the operating performance of the Company, approving annual budget of the Company or declaring dividends, and inspecting financial information of the Company at any time;

(h)	以股东的名义、代表股东签署及交付任何书面决议和会议记录；

Representing a shareholder to execute and deliver any written resolutions and minutes on behalf of the shareholders;

(i)	批准公司向政府主管机关递交任何登记文件；

Approving the Company to submit any registration documents to competent government authorities;

(j)	代表股东就公司的清算事宜行使表决权；

Representing the shareholders to exercise voting rights with regards to the liquidation matters of the Company;

(k)	当公司的董事或管理人员的行为损害公司或其股东利益时，对该等董事或管理人员提起股东诉讼或采取其他法律行为；

When the directors or managers of the Company act in a manner harming the interests of the Company or its shareholders, filing a lawsuit against such directors or managers as a shareholder or taking other legal actions;

(l)	批准修改公司章程；和

Approving amendments to the articles of association of the Company; and

(m)	公司的章程或相关法律法规赋予股东的任何其他权利。

Any other rights vested in the shareholder by the articles of association of the Company or relevant laws and regulations.

本人在此进一步同意并承诺：

I hereby further agree and covenant:

受托人有权代表本人签署本人与武汉木叶村、公司于2024年9月23日签署的《独家购买权协议》以及本人与武汉木叶村、公司于2024年9月23日签署的《股权质押协议》（包括上述文件的修改、修订或重述，合称“交易文件”）中约定的需由本人签署的所有文件，如期履行交易文件，该权利的行使将不对本授权形成任何限制。

The Designee shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by myself, Wuhan Muyecun , the Company on September 23, 2024, 2024 and the Equity Interest Pledge Agreement entered into by and among myself, Wuhan Muyecun , the Company on September 23, 2024, 2024 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents. The exercise of these rights shall not constitute any restriction on the granting of rights hereunder.

受托人就本人股权的一切行为均视为本人的行为，签署的一切文件均视为本人签署，本人会予以承认。

All the actions associated with Our Shareholding conducted by the Designee shall be deemed as actions conducted by myself, and all the documents shall be deemed to be executed by me, all of which I hereby acknowledge and ratify.

武汉木叶村有转委托权，可以就上述事项的办理自行再委托其他人或单位而不必事先通知本人或获得本人的同意。如果中国法律有要求，武汉木叶村应指派中国法律允许的中国公民或其他人或单位行使上述权利。一旦武汉木叶村书面通知本人其将本授权委托书的权利转让给第三方，本人将立即收回在此向武汉木叶村做出的委托和授权，并立即签署与本授权委托书格式相同的委托书，对武汉木叶村提名的其他人作出与本授权委托书内容相同的授权和委托。

Wuhan Muyecun is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining our consent. If required by PRC laws, Wuhan Muyecun shall designate a PRC citizen or other person or entities to exercise the aforementioned rights. Once Wuhan Muyecun notifies me in writing that it assigns its rights under this Power of Attorney to a third party, I will immediately withdraw the entrustment and authorization to Wuhan Muyecun herein and immediately execute a power of attorney with the same form as this Power of Attorney to make the same authorization and entrustment as this Power of Attorney to other persons nominated by Wuhan Muyecun .

本人在此确认、承诺及保证，如本人发生丧失行为能力或发生任何可能影响本人行使在公司的股东权利的情形，本人的继承人、监护人或者任何其他有权对本人持有的公司之股权主张权利或者利益的其他人将被视为本授权委托书的签署方，继承本人在本授权委托书下的所有权利与义务。

I hereby confirm, covenant and undertake that, if I suffer from incapacity or in any other events that our exercising of Shareholder’s Rights in the Company will be affected, our inheritor, guardians or any other person entitled to claim rights or interests in the equity interests in the Company held by me will be deemed as executing party to this Power of Attorney and inherit all our rights and obligations under this Power of Attorney.

本人承诺不会从事任何违反交易文件和本《授权委托书》的目的或意图的行为，不从事任何可能引起武汉木叶村和公司或其子公司利益冲突的行为或者不作为；如果产生利益冲突，应支持武汉木叶村的合法权益并履行武汉木叶村要求的合理行为。为免疑问，本授权委托书不应视作为授权本人或其他非独立或可能引致利益冲突的人士行使本授权委托书范围内的权利。

I undertake not to take any action in violation of the purpose or intent of the Transaction Documents and this Power of Attorney, and to refrain from any action or omission that may cause the conflict of interests between Wuhan Muyecun and the Company or its subsidiaries; in the case of conflict of interests, I undertake to support the lawful interests of Wuhan Muyecun and perform actions reasonably required byWuhan Muyecun. For the avoidance of doubt, this Power of Attorney shall not be considered an authorization for me or other non-independent persons or persons that may cause conflicts of interest to exercise the rights conferred by this Power of Attorney.

在本人为公司的股东期间，除非武汉木叶村作出相反的书面指示，本授权委托书不可撤销并持续有效，自授权委托书签署之日起算。

During the period that I ama shareholder of the Company, this Power of Attorney is irrevocable and remains effective from the date of signing of this Power of Attorney, unless Wuhan Muyecun has given written instructions to the opposite.

凡因解释和履行本授权委托书而发生的任何争议，本人及武汉木叶村或其自主决定指定的人（包括其继任者，包括取代武汉木叶村的清算人，如涉及）任何一方均可将有关争议提交给华南国际经济贸易仲裁委员会，由该会按照其在届时有效的仲裁程序和规则仲裁解决。仲裁应在深圳进行。仲裁程序应用英语和中文进行。仲裁裁决是终局性的，对各方均有约束力。在中国法律允许及适当情况下，仲裁庭可以依照适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（如商业行为的禁令救济，或强制转让资产的禁令救济）、合同义务的实际履行、针对公司的股权或资产的救济措施和责令公司进行清算的裁决。在中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，本人及武汉木叶村或其自主决定指定的人（包括其继任者，包括取代武汉木叶村的清算人，如涉及）均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，在不违反适用法律的前提下，香港法院、开曼群岛法院、中国法院和公司主要资产所在地的法院均应被视为具有管辖权。仲裁期间，除本人及武汉木叶村或其自主决定指定的人（包括其继任者，包括取代武汉木叶村的清算 人，如涉及）任何一方有争 议且在仲裁的部分外，本授权委托书应持续有效。

In the event of any dispute with respect to the construction and performance of this Power of Attorney, either I or Wuhan Muyecun/Wuhan Muyecun’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of Wuhan Muyecun, if applicable) may submit the relevant dispute to the South China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules and procedures in effect at the time. The arbitration shall be conducted in Shenzhen. The language of the arbitral proceedings shall be English and Chinese. The arbitration award shall be final and binding on all parties. To the extent permitted by PRC laws, the arbitration tribunal may grant any remedies in accordance with the provisions of this Power of Attorney and applicable PRC laws, including preliminary and permanent injunctive relief (such as injunction against carrying out business activities, or mandating the transfer of assets), specific performance of contractual obligations, remedies concerning the equity interest or assets of the Company and awards directing the Company to conduct liquidation. To the extent permitted by PRC laws, when awaiting the formation of the arbitration tribunal or otherwise under appropriate conditions, either I or Wuhan Muyecun/ Wuhan Muyecun’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of Wuhan Muyecun, if applicable) may seek preliminary injunctive relief or other interlocutory remedies from a court with competent jurisdiction to facilitate the arbitration. Without violating the applicable governing laws, the courts of Hong Kong, Cayman Islands, China and the place where the principal assets of the Company are located shall all be deemed to have competent jurisdiction. During the arbitration, except for the matters under dispute and contested by myself or Wuhan Muyecun/ Wuhan Muyecun’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of Wuhan Muyecun, if applicable), this Power of Attorney shall remain effective.

本授权委托书期间，本人特此放弃已经通过本授权委托书授权给武汉木叶村的与本人股权有关的所有权利，不再自行行使该等权利。

During the term of this Power of Attorney, I hereby waive all the rights associated with Our Shareholding, which have been authorized to Wuhan Muyecun through this Power of Attorney, and shall not exercise such rights by myself.

本授权委托书以中文和英文书就。中英文版本具有同等效力。如中英文版本存在冲突，应以中文版本为准。

This Power of Attorney is written in Chinese and English. Both Chinese and English versions shall have equal validity. In the case of any conflicts between Chinese version and English version, the Chinese version shall prevail.

[以下无正文]

[Remainder of This Page Intentionally Left Blank]

授权委托书签字页

Signature page of this Power of Attorney

隋杭

Hang, SUI

签字：

By:	/s/ Hang SUI

武汉木叶村网络科技有限公司特此同意和接受本授权委托书：

Wuhan Muyecun Network Technology Co., Ltd. hereby agrees and accepts this Power of Attorney:

武汉木叶村网络科技有限公司（章）

Wuhan Muyecun Network Technology Co., Ltd. (seal)

签字：
By:	/s/ Mario Yau Kwan Ho
姓名：	何猷君
Name:	Mario Yau Kwan Ho
职位：	法定代表人
Title:	Legal Representative

武汉阿伦游网络信息发展有限公司特此同意和承认本授权委托书：

Wuhan Alunyou Network Information Development Co., Ltd hereby agrees and acknowledges this Power of Attorney:

武汉阿伦游网络信息发展有限公司（章）

Wuhan Alunyou Network Information Development Co., Ltd (seal)

签字：
By:	/s/ Hang SUI
姓名：	隋杭
Name:	Hang SUI
职位：	法定代表人
Title:	Legal Representative

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

授权委托书

Power of Attorney

本人唐恒，一位中国公民（身份证号为：[***]），于2024年9月23日签署本授权委托书，本授权委托书自签署之日起生效。本人在本授权委托书签署之日拥有武汉阿伦游网络信息发展有限公司（“公司”）注册资本人民币900,000元，占公司注册资本90%对应的股权权益。

I, Heng TANG, a Chinese citizen （ID No.: [***]）, executes this Power of Attorney on September 23, 2024, effective as of the date hereof. I hold the equity interests corresponding to the amount of RMB 900,000, accounting for 90% of the registered capital in Wuhan Alunyou Network Information Development Co., Ltd (the “Company”).

就本人现时和将来持有的公司的股权（下称“本人股权”），本人特此不可撤销地授权武汉木叶村网络科技有限公司（下称“武汉木叶村”，以及其继任者或取代武汉木叶村的清算人，如涉及）或其自主决定指定的人（包括但不限于武汉木叶村的董事）（与武汉木叶村一起，合称“受托人”）在本授权委托书的有效期内作为本人唯一的排他的代理人代表本人行使相关法律法规及公司章程就本人股权而享有的一切权利，包括但不限于如下权利（合称为“股东权利”）：

For the equity interests in the Company that are held by me now and will be held by me in the future (“My Shareholding”), I hereby irrevocably authorize Wuhan Muyecun Network Technology Co., Ltd. ( “Wuhan Muyecun “ , including its successors and liquidator in replacement of Wuhan Muyecun , if applicable) or its designee(s) to be appointed by it at its sole discretion (including without limitation any director of Wuhan Muyecun) (together with Wuhan Muyecun, the “Designee”) to represent me to exercise all rights concerning My Shareholding under applicable laws, regulations and the articles of association of the Company during the term of this Power of Attorney as my sole exclusive agent, including without limitation the following rights (collectively, the “Shareholder’s Rights”):

(a)	提议召开、召集及参加公司股东会；

Proposing to convene and attend shareholders’ meeting of the Company;

(b)	接收任何关于股东会召开和相关议事程序的通知；

Receiving any notice of the convening the shareholders’ meeting and related discussion procedure;

(c)	以本人的名义，代表本人以股东身份签署及交付任何书面决议；

Representing me in executing and delivering any written resolution as a shareholder on my behalf;

(d)	亲自或委派代表就股东会讨论的任何事项（包括但不限于出售、转让、抵押、质押或处置公司的任何或全部资产）进行投票表决；

Voting on any matters discussed in the shareholders’ meeting (including without limitation sale, transfer, mortgage, pledge or disposal of any or all assets of the Company) personally or by proxy;

(e)	出售、转让、质押或以其他方式处分本人在公司的任何或全部股权；

Selling, transferring, pledging or otherwise disposing of any or all equity interests in the Company held by me;

(f)	提名、选举、指定或任免公司的法定代表人、董事、总经理、财务总监、监事及其他高级管理人员；

Nominating, electing, designating or appointing and removing the legal representative, directors, general manager, chief financial officer, supervisors and other senior officers of the Company;

(g)	监督公司的经营绩效，批准公司年度预算或宣布分红，以及在任何时候查阅公司的财务信息；

Supervising the operating performance of the Company, approving annual budget of the Company or declaring dividends, and inspecting financial information of the Company at any time;

(h)	以股东的名义、代表股东签署及交付任何书面决议和会议记录；

Representing a shareholder to execute and deliver any written resolutions and minutes on behalf of the shareholders;

(i)	批准公司向政府主管机关递交任何登记文件；

Approving the Company to submit any registration documents to competent government authorities;

(j)	代表股东就公司的清算事宜行使表决权；

Representing the shareholders to exercise voting rights with regards to the liquidation matters of the Company;

(k)	当公司的董事或管理人员的行为损害公司或其股东利益时，对该等董事或管理人员提起股东诉讼或采取其他法律行为；

When the directors or managers of the Company act in a manner harming the interests of the Company or its shareholders, filing a lawsuit against such directors or managers as a shareholder or taking other legal actions;

(l)	批准修改公司章程；和

Approving amendments to the articles of association of the Company; and

(m)	公司的章程或相关法律法规赋予股东的任何其他权利。

Any other rights vested in the shareholder by the articles of association of the Company or relevant laws and regulations.

本人在此进一步同意并承诺：

I hereby further agree and covenant:

受托人有权代表本人签署本人与武汉木叶村、公司于2024年9月23日签署的《独家购买权协议》以及本人与武汉木叶村、公司于2024年9月23日签署的《股权质押协议》（包括上述文件的修改、修订或重述，合称“交易文件”）中约定的需由本人签署的所有文件，如期履行交易文件，该权利的行使将不对本授权形成任何限制。

The Designee shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by myself, Wuhan Muyecun , the Company on September 23, 2024 and the Equity Interest Pledge Agreement entered into by and among myself, Wuhan Muyecun , the Company on September 23, 2024 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents. The exercise of these rights shall not constitute any restriction on the granting of rights hereunder.

受托人就本人股权的一切行为均视为本人的行为，签署的一切文件均视为本人签署，本人会予以承认。

All the actions associated with Our Shareholding conducted by the Designee shall be deemed as actions conducted by myself, and all the documents shall be deemed to be executed by me, all of which I hereby acknowledge and ratify.

武汉木叶村有转委托权，可以就上述事项的办理自行再委托其他人或单位而不必事先通知本人或获得本人的同意。如果中国法律有要求，武汉木叶村应指派中国法律允许的中国公民或其他人或单位行使上述权利。一旦武汉木叶村书面通知本人其将本授权委托书的权利转让给第三方，本人将立即收回在此向武汉木叶村做出的委托和授权，并立即签署与本授权委托书格式相同的委托书，对武汉木叶村提名的其他人作出与本授权委托书内容相同的授权和委托。

Wuhan Muyecun is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining our consent. If required by PRC laws, Wuhan Muyecun shall designate a PRC citizen or other person or entities to exercise the aforementioned rights. Once Wuhan Muyecun notifies me in writing that it assigns its rights under this Power of Attorney to a third party, I will immediately withdraw the entrustment and authorization to Wuhan Muyecun herein and immediately execute a power of attorney with the same form as this Power of Attorney to make the same authorization and entrustment as this Power of Attorney to other persons nominated by Wuhan Muyecun .

本人在此确认、承诺及保证，如本人发生丧失行为能力或发生任何可能影响本人行使在公司的股东权利的情形，本人的继承人、监护人或者任何其他有权对本人持有的公司之股权主张权利或者利益的其他人将被视为本授权委托书的签署方，继承本人在本授权委托书下的所有权利与义务。

I hereby confirm, covenant and undertake that, if I suffer from incapacity or in any other events that our exercising of Shareholder’s Rights in the Company will be affected, our inheritor, guardians or any other person entitled to claim rights or interests in the equity interests in the Company held by me will be deemed as executing party to this Power of Attorney and inherit all our rights and obligations under this Power of Attorney.

本人承诺不会从事任何违反交易文件和本《授权委托书》的目的或意图的行为，不从事任何可能引起武汉木叶村和公司或其子公司利益冲突的行为或者不作为；如果产生利益冲突，应支持武汉木叶村的合法权益并履行武汉木叶村要求的合理行为。为免疑问，本授权委托书不应视作为授权本人或其他非独立或可能引致利益冲突的人士行使本授权委托书范围内的权利。

I undertake not to take any action in violation of the purpose or intent of the Transaction Documents and this Power of Attorney, and to refrain from any action or omission that may cause the conflict of interests between Wuhan Muyecun and the Company or its subsidiaries; in the case of conflict of interests, I undertake to support the lawful interests of Wuhan Muyecun and perform actions reasonably required byWuhan Muyecun. For the avoidance of doubt, this Power of Attorney shall not be considered an authorization for me or other non-independent persons or persons that may cause conflicts of interest to exercise the rights conferred by this Power of Attorney.

在本人为公司的股东期间，除非武汉木叶村作出相反的书面指示，本授权委托书不可撤销并持续有效，自授权委托书签署之日起算。

During the period that I ama shareholder of the Company, this Power of Attorney is irrevocable and remains effective from the date of signing of this Power of Attorney, unless Wuhan Muyecun has given written instructions to the opposite.

凡因解释和履行本授权委托书而发生的任何争议，本人及武汉木叶村或其自主决定指定的人（包括其继任者，包括取代武汉木叶村的清算人，如涉及）任何一方均可将有关争议提交给华南国际经济贸易仲裁委员会，由该会按照其在届时有效的仲裁程序和规则仲裁解决。仲裁应在深圳进行。仲裁程序应用英语和中文进行。仲裁裁决是终局性的，对各方均有约束力。在中国法律允许及适当情况下，仲裁庭可以依照适用的中国法律裁决给予任何救济，包括临时性的和永久性的禁令救济（如商业行为的禁令救济，或强制转让资产的禁令救济）、合同义务的实际履行、针对公司的股权或资产的救济措施和责令公司进行清算的裁决。在中国法律允许的前提下，在等待组成仲裁庭期间或在适当情况下，本人及武汉木叶村或其自主决定指定的人（包括其继任者，包括取代武汉木叶村的清算人，如涉及）均有权诉诸有管辖权法院寻求临时性禁令救济或其它临时性救济，以支持仲裁的进行。就此，在不违反适用法律的前提下，香港法院、开曼群岛法院、中国法院和公司主要资产所在地的法院均应被视为具有管辖权。仲裁期间，除本人及武汉木叶村或其自主决定指定的人（包括其继任者，包括取代武汉木叶村的清算人，如涉及）任何一方有争 议且在仲裁的部分外，本授权委托书应持续有效。

In the event of any dispute with respect to the construction and performance of this Power of Attorney, either I or Wuhan Muyecun/Wuhan Muyecun’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of Wuhan Muyecun, if applicable) may submit the relevant dispute to the South China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules and procedures in effect at the time. The arbitration shall be conducted in Shenzhen. The language of the arbitral proceedings shall be English and Chinese. The arbitration award shall be final and binding on all parties. To the extent permitted by PRC laws, the arbitration tribunal may grant any remedies in accordance with the provisions of this Power of Attorney and applicable PRC laws, including preliminary and permanent injunctive relief (such as injunction against carrying out business activities, or mandating the transfer of assets), specific performance of contractual obligations, remedies concerning the equity interest or assets of the Company and awards directing the Company to conduct liquidation. To the extent permitted by PRC laws, when awaiting the formation of the arbitration tribunal or otherwise under appropriate conditions, either I or Wuhan Muyecun/ Wuhan Muyecun’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of Wuhan Muyecun, if applicable) may seek preliminary injunctive relief or other interlocutory remedies from a court with competent jurisdiction to facilitate the arbitration. Without violating the applicable governing laws, the courts of Hong Kong, Cayman Islands, China and the place where the principal assets of the Company are located shall all be deemed to have competent jurisdiction. During the arbitration, except for the matters under dispute and contested by myself or Wuhan Muyecun/ Wuhan Muyecun’s designee(s) to be appointed by it at its sole discretion (including its successors and liquidator in replacement of Wuhan Muyecun, if applicable), this Power of Attorney shall remain effective.

本授权委托书期间，本人特此放弃已经通过本授权委托书授权给武汉木叶村的与本人股权有关的所有权利，不再自行行使该等权利。

During the term of this Power of Attorney, I hereby waive all the rights associated with Our Shareholding, which have been authorized to Wuhan Muyecun through this Power of Attorney, and shall not exercise such rights by myself.

本授权委托书以中文和英文书就。中英文版本具有同等效力。如中英文版本存在冲突，应以中文版本为准。

This Power of Attorney is written in Chinese and English. Both Chinese and English versions shall have equal validity. In the case of any conflicts between Chinese version and English version, the Chinese version shall prevail.

[以下无正文]

[Remainder of This Page Intentionally Left Blank]

授权委托书签字页

Signature page of this Power of Attorney

唐恒

Heng TANG

签字：
By:	/s/ Heng TANG

武汉木叶村网络科技有限公司特此同意和接受本授权委托书：

Wuhan Muyecun Network Technology Co., Ltd. hereby agrees and accepts this Power of Attorney:

武汉木叶村网络科技有限公司（章）

Wuhan Muyecun Network Technology Co., Ltd. (seal)

签字：
By:	/s/ Mario Yau Kwan Ho
姓名：	何猷君
Name:	Mario Yau Kwan Ho
职位：	法定代表人
Title:	Legal Representative

武汉阿伦游网络信息发展有限公司特此同意和承认本授权委托书：

Wuhan Alunyou Network Information Development Co., Ltd hereby agrees and acknowledges this Power of Attorney:

武汉阿伦游网络信息发展有限公司（章）

Wuhan Alunyou Network Information Development Co., Ltd (seal)

签字：
By:	/s/ Hang SUI
姓名：	隋杭
Name:	Hang SUI
职位：	法定代表人
Title:	Legal Representative